UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ___)

                           Filed by Registrant [ X ]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                        [ ] Preliminary Proxy Statement
       [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                      [X] Definitive Additional Materials
              [ ] Soliciting Material Pursuant to Sec. 240.14a-12

                       BOULDER GROWTH & INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)


                             Stephen C. Miller, Esq.
                           2344 Spruce Street, Suite A
                            Boulder, Colorado 80302
                                 (303) 444-5483
                   (Name of Person(s) Filing Proxy Statement)

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               pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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              [ ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act

Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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

[GRAPHIC OMITTED]                             BOULDER GROWTH & INCOME FUND, INC.
                                                     2344 SPRUCE STREET, SUITE A
                                                        BOULDER, COLORADO  80302


Dear Stockholder:


Our records indicate that we have not yet received your signed proxy card or electronic vote.

Your vote is important. With the reconvened Annual Meeting now only a short time away, please act today to be sure your shares are voted. You can vote by telephone, Internet or mail. For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and Internet voting instructions.

There is one non-routine proposal contained in this year's Proxy Statement, Proposal 1, which classifies the Board of Directors into three separate classes and makes related changes to the Fund's charter. After careful review, the Board of Directors, including all of the independent directors, recommends you vote in favor of the nominees for Director and vote "FOR" the proposal to approve an amendment to the Charter as detailed in your proxy statement. A copy of the proxy statement is available by calling the toll free number shown below or by going to the Fund's website at www.boulderfunds.net.

                                 1-800-992-2856

If you have already voted, we thank you for your prompt response. If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own. Please vote FOR all nominees and FOR Proposal 1. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies. If you have questions regarding voting, please call 1-800-992-2856.

Thank you for voting!

Sincerely,

/s/ Stephanie Kelly

STEPHANIE KELLEY
Secretary